EXHIBIT 11




                             TYSON FOODS, INC.
                     COMPUTATION OF EARNINGS PER SHARE
                   (In thousands except per share data)

                                                        Quarter Ended
                                                --------------------------
                                                  April 1,        April 2,
                                                   1995            1994
                                                --------------------------

Primary:

     Average common shares outstanding
     during the period                             144,191         147,598

     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                      818             946
                                                   _______         _______
     Total common and common equivalent
     shares outstanding                            145,009         148,544
                                                   =======         =======
     Net income                                    $50,443         $43,121
                                                   =======         =======
     Earnings per share                               $.35            $.29
                                                      ====            ====

Fully Diluted:

     Average common shares outstanding
     during the period                             144,190         147,598

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                         913             946
                                                   _______         _______
     Total common and common equivalent
     shares outstanding                            145,103         148,544
                                                   =======         =======
     Net income                                    $50,443         $43,121
                                                   =======         =======
     Earnings per share                               $.35            $.29
                                                      ====            ====

EXHIBIT 11




                             TYSON FOODS, INC.
                     COMPUTATION OF EARNINGS PER SHARE
                   (In thousands except per share data)

                                                      Six Months Ended
                                                --------------------------
                                                  April 1,        April 2,
                                                   1995            1994
                                                --------------------------

Primary:

     Average common shares outstanding
     during the period                             144,201         147,550

     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                      818             946
                                                   _______         _______
     Total common and common equivalent
     shares outstanding                            145,019         148,496
                                                   =======         =======
     Net income                                   $102,678         $87,500
                                                   =======         =======
     Earnings per share                               $.71            $.59
                                                      ====            ====

Fully Diluted:

     Average common shares outstanding
     during the period                             144,200         147,550

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                         913             946
                                                   _______         _______
     Total common and common equivalent
     shares outstanding                            145,113         148,496
                                                   =======         =======
     Net income                                   $102,678         $87,500
                                                   =======         =======
     Earnings per share                               $.71            $.59
                                                      ====            ====







                                    18